EXHIBIT 23.2


                      [Letterhead of Deloitte & Touche LLP]
                              Stamford Harbor Park
                                333 Ludlow Street
                                 P.O. Box 10098
                           Stamford, Connecticut 06904
                            Telephone: (203) 708-4000
                            Facsimile: (203) 708-4797



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of PanAmSat Corporation on Form S-4 of our report dated January 23, 1998 (except for Note 4, which is dated March 9, 1998) appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

June 4, 1998